UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2025

OFFICE PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634
(Address of Principal Executive Offices) (Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of each class	Trading Symbol(s)	Name Of each exchange on which registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC
6.375% Senior Notes due 2050	OPINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” or “the Company” refer to Office Properties Income Trust.

Item 8.01.	Other Events.

On April 7, 2025, we filed with the Securities and Exchange Commission, or SEC, a prospectus supplement to the prospectus contained in our effective shelf registration statement on Form S-3 (Registration No. 333-284926), as amended, relating to the sale of our common shares of beneficial interest, $.01 par value per share, or common shares, having an aggregate sales price of up to $99,655,398 from time to time through or to Clear Street LLC, or the Agent, in transactions that are deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, pursuant to the sales agreement dated March 14, 2025 between us and the Agent, as previously disclosed in our Current Report on Form 8-K filed with the SEC on March 14, 2025.

In connection with the filing of the prospectus supplement, a copy of the opinion of Venable LLP regarding the validity of the common shares being registered under the prospectus supplement, and a copy of the opinion of Sullivan & Worcester LLP regarding certain tax matters, are filed with this Current Report on Form 8-K as Exhibits 5.1 and 8.1, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
5.1	Opinion of Venable LLP.
8.1	Opinion of Sullivan & Worcester LLP as to tax matters.
23.1	Consent of Venable LLP (contained in Exhibit 5.1).
23.2	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated:  April 7, 2025